As filed with the Securities and Exchange Commission on June 30, 2014

File No. 333-182748

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Inland Diversified Real Estate Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	26- 2875286
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

Telephone (630) 218-8000

(Address and Telephone Number of Registrant’s Principal Executive Offices)

The Corporation Trust, Inc.

351 West Camden Street

Baltimore, Maryland 21201

(410) 539-2837

(Name, address, and telephone number of agent for service)

Copies to:

Robert H. Baum Executive Vice President and General Counsel The Inland Real Estate Group, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 (630) 218-8000	David E. Brown Justin R. Howard Rosemarie A. Thurston Alston & Bird LLP 1201 W. Peachtree Street Atlanta, Georgia 30309-3424 Telephone: (404) 881-7975 Facsimile: (404) 253-8390

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the following registration statement on Form S-3 (the “Registration Statement”), filed by Inland Diversified Real Estate Trust, Inc., a Maryland corporation (the “Company”) with the Securities and Exchange Commission:

•	Registration Statement No. 333-182748 filed on Form S-3 on July 19, 2012, as amended on August 3, 2012, which registered the offering of up to 50,000,000 of the Company’s common stock, $0.001 par value per share, pursuant to the Company’s Dividend Reinvestment and Share Purchase Plan.

The offering pursuant to the Registration Statement has been terminated. The Registrant hereby removes from registration any of the securities registered under the Registration Statement that remain unsold as of the filing date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on June 30, 2014.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

By:	/s/ Barry L. Lazarus
Name:	Barry L. Lazarus
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert D. Parks* Robert D. Parks	Director and Chairman of the Board	June 30, 2014

/s/ Brenda G. Gujral* Brenda G. Gujral	Director	June 30, 2014

/s/ Lee A. Daniels* Lee A. Daniels	Director	June 30, 2014

/s/ Gerald W. Grupe* Gerald W. Grupe	Director	June 30, 2014

/s/ Heidi N. Lawton* Heidi N. Lawton	Director	June 30, 2014

Signature	Title	Date

/s/ Charles H. Wurtzebach* Charles H. Wurtzebach	Director	June 30, 2014

/s/ Barry L. Lazarus* Barry L. Lazarus	Director and President (principal executive officer)	June 30, 2014

/s/ Steven T. Hippel* Steven T. Hippel	Treasurer and Chief Financial Officer (principal financial officer)	June 30, 2014

*By:	/s/ Cathleen M. Hrtanek
Cathleen M. Hrtanek Attorney-in-fact